SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 26, 1998

                                 ASD GROUP, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                       1-12873                    14-1483460
  State or other                  (Commission                 (IRS Employer
  jurisdiction of                File Number)              Identification No.)
  incorporation)

     1 INDUSTRY STREET, POUGHKEEPSIE, NEW YORK                     12603
      (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (914) 452-3000


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Item 5. OTHER EVENTS.

         On June 26, 1998, ASD Group, Inc. ("ASD") entered into a definitive agreement with an investor group for a $1,900,000 capital infusion and agreements with its primary lenders to restructure ASD's debt.

         As previously disclosed, ASD's sales had been adversely affected by a reduction in orders by several customers, principally those in the Asian market, and as a result it was no longer in compliance with the covenants governing certain of its debt agreements and announced it was seeking additional financing. Management expects that this trend will continue through the fourth quarter of 1998 and will result in a loss for that quarter and the year.

         An investment group led by Cameron Worldwide Ltd. (the "Investors") has agreed to purchase $1,900,000 of Common Stock and Convertible Preferred Stock. $1,500,000 of such purchase has been funded, for which the Investors have purchased 392,017 shares of Common Stock, 216,207 shares of Series A Convertible Preferred Stock ("Series A Stock") and 330,799 shares of Series B Convertible Preferred Stock ("Series B Stock"). The balance is scheduled to be funded by July 25, 1998, for which the Investors will receive approximately an additional 113,792 shares of Series A Stock. The Series A Stock and Series B Stock will convert into Common Stock at the rate of 10 shares of Common Stock for each share of preferred stock (subject to adjustment under certain circumstances). Upon and assuming conversion of the Preferred Stock, the Investors will own 7,000,000 shares of Common Stock. The Investors will also receive five-year warrants to purchase an additional 4,000,000 shares at an exercise price of $.75 per share.

         In connection with the investment, two of ASD's existing management directors, Gregory Horne and Stanley Zuk, resigned and three new directors, Peter Zachariou, Mark Karasick and Jay Solomont were appointed to the Board.

         ASD also reached agreement with PNC Bank, Bankers Trust Company and a group of private noteholders (the "Noteholder Group"), its three primary lenders, to restructure its outstanding indebtedness.

         ASD and PNC Bank agreed that PNC Bank will keep ASD's existing credit facility in place at least through June 2000, with a one-year extension, provided certain conditions are met and no events of default occur. PNC Bank also agreed not to charge a default rate of interest.

         Bankers Trust was paid $250,000 at the closing in exchange for agreeing to defer the balance of the outstanding principal amount owed Bankers Trust until nine months from closing. ASD will not be required to make payments of principal and interest to Bankers Trust during this period, although the amounts owing will continue to accrue interest. Nine months from the closing, Bankers Trust will either (i) be paid $1,500,000 in satisfaction of all amounts due, or
(ii) in exchange for a payment of $100,000, grant ASD another extension to 15 months from the closing at which time ASD will be required to pay Bankers Trust $1,550,000 in satisfaction for all amounts due. If Bankers Trust is not paid in full by such time, the total outstanding indebtedness reverts back to approximately $2,800,000, the current amount owed, plus any accrued but unpaid interest. The warrants previously issued to Bankers Trust will be cancelled.


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         The Noteholder Group agreed to convert $880,000 of debt into Series C
Convertible Preferred Stock ("Series C Stock"). The Series C Stock will be convertible, upon receipt of stockholder approval, into approximately 735,000 shares of Common Stock. In addition, the Noteholder Group will exchange their existing warrants for warrants to purchase 418,711 shares of Common Stock at an exercise price of $1.50 per share.

         In addition to the foregoing, holders of outstanding warrants to purchase an aggregate of 123,750 shares at $2.69 per share have agreed to exchange these warrants for new warrants for the purchase of 400,000 shares at $1.50 per share. The financing would have triggered anti-dilution provisions of the outstanding warrants resulting in such warrants representing the right to purchase at least 478,198 shares at an exercise price of $.77 per share.

         The conversion of the Series A Stock, the Series B Stock and the Series C Stock and the exercise of the newly issued warrants are subject to approval by the stockholders of ASD of the transaction and an amendment to ASD's certificate of incorporation to increase the number of authorized shares of Common Stock. ASD has agreed to prepare and file, as soon as practicable after the closing, a proxy statement with respect to a meeting of stockholders to approve the terms of the transaction and such amendment.

         With respect to this transaction, management of ASD requested a fairness opinion from H.J. Meyers & Co., Inc. ("H.J. Meyers"), the underwriter of the Company's initial public offering. In exchange therefor, ASD paid H.J. Meyers a $25,000 fee and agreed to an amendment to the 94,500 underwriters' warrants currently held by H.J. Meyers to lower the exercise price from $8.3375 per share to $1.50 per share. In addition, H.J. Meyers will receive 10,000 shares of ASD's Common Stock.

         Catalyst Financial Corp., an investment banking firm ("Catalyst"), advised the Investors with respect to the transaction. The Investors were party to a financial advisory agreement with Catalyst in connection with the financing for ASD, the obligations of which were assumed by ASD. Pursuant thereto, ASD paid Catalyst approximately $121,000 and issued to Catalyst's designees warrants to purchase shares of Common Stock at an exercise price of $.35 per share. In addition, ASD has entered into a two-year advisory agreement with Catalyst pursuant to which Catalyst is paid $5,000 per month. Catalyst also has a right of first refusal with respect to future financing and a right to receive a finders' fee under certain circumstances.

         ASD's existing management will be retained. However, the employment contracts of Gary D. Horne and Stanley F. Zuk, its Chairman and President, respectively, were amended so that, among other things, such officers reduced their salaries by 50% until ASD becomes profitable. The term of the employment agreements will also be changed from three years to one year.


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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits.

                  1. Securities Purchase Agreement dated as of June 26, 1998 by and among ASD Group, Inc. or; the parties listed on Schedule 1 to the Agreement and Gary D. Horne

                  2. Agreement dated as of June 26, 1998 by and among Automatic Systems Developers, Inc.; High Technology Computers, Inc.; ASD Group, Inc.; the financial institutions which are now or hereafter become a party to the Credit Agreement; and PNC Bank, National Association

                  3. Option and Forbearance Agreement dated as of June 26, 1998 by and among Bankers Trust Company; Automatic Systems Developers, Inc. and ASD Group, Inc.

                  4. Form of Agreement with holders of: (i) 10% senior promissory notes due June 19, 1998 and/or (ii) warrants to purchase common stock

                  5. Form of Letter Agreement with holders of warrants to purchase an aggregate of 122,750 shares of the Company's common stock

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ASD GROUP, INC.

                                               By: /S/ GARY D. HORNE
                                                   -----------------------------
                                                        Gary D. Horne,
                                                        Chief Executive Officer

Dated:  July 9, 1998


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


                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER     DESCRIPTION
       ------     -----------

         1. Securities Purchase Agreement dated as of June 26, 1998 by and among ASD Group, Inc. or; the parties listed on Schedule 1 to the Agreement and Gary D. Horne

         2. Agreement dated as of June 26, 1998 by and among Automatic Systems Developers, Inc.; High Technology Computers, Inc.; ASD Group, Inc.; the financial institutions which are now or hereafter become a party to the Credit Agreement; and PNC Bank, National Association

         3. Option and Forbearance Agreement dated as of June 26, 1998 by and among Bankers Trust Company; Automatic Systems Developers, Inc. and ASD Group, Inc.

         4. Form of Agreement with holders of: (i) 10% senior promissory notes due June 19, 1998 and/or (ii) warrants to purchase common stock

         5. Form of Letter Agreement with holders of warrants to purchase an aggregate of 122,750 shares of the Company's common stock